SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Gracechurch Card Funding (No. 6) PLC

(Exact name of Registrant as specified in its Charter)

England and Wales	None

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

54 Lombard Street, London, EC3P 3AH, United Kingdom	None

(Address of principal executive office)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-111343 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

$675,000,000 Class A Floating Rate Asset-Backed Notes

(Title of Class)

$37,500,000 Class B Floating Rate Asset-Backed Notes

(Title of Class)

$37,500,000 Class C Floating Rate Asset-Backed Notes

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

     The securities to be registered hereby are the $675,000,00 Class A Floating Rate Asset-Backed Notes (the “Class A Notes”), the $37,500,000 Class B Floating Rate Asset-Backed Notes (the “Class B Notes”) and the $37,500,000 Class C Floating Rate Asset-Backed Notes (the “Class C Notes”, and, together with the Class A Notes and the Class B Notes, the “Notes”), of Gracechurch Card Funding (No. 6) PLC (the “Issuer”). The description of the Notes set forth under the heading “Terms and Conditions of the Notes” in the Prospectus as filed by the Issuer pursuant to Rule 424(b) under the Securities Act of 1933 and relating to the Issuer’s Registration Statement on Form F-1 (Registration No. 333-111343) is incorporated herein by reference.

Item 2.	Exhibits.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following documents are incorporated hereby by reference:

1.1	Form of Class A Note (incorporated by reference to exhibit 4.7 to the Registration Statement on Form F-1 (Registration No. 333-111343)).

1.2	Form of Class B Note (incorporated by reference to exhibit 4.8 to the Registration Statement on Form F-1 (Registration No. 333-111343)).

1.3	Form of Class C Note (incorporated by reference to exhibit 4.9 to the Registration Statement on Form F-1 (Registration No. 333-111343)).

2.1	Form of Trust Deed in relation to the Class A Notes, the Class B Notes and the Class C Notes dated March 11, 2004 (incorporated by reference to exhibit 4.4 to the Registration Statement on Form F-1 (Registration No. 333-111343)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Gracechurch Card Funding (No. 6) PLC

By:	/s/ Richard F Sommers

Richard Francis Sommers Director